EXHIBIT 10.5
                                                                  EXECUTION COPY


                         SILVER KEY MINING COMPANY, INC.
                              A Nevada Corporation

                                LOCK-UP AGREEMENT

         THIS LOCK-UP AGREEMENT dated as of October 22, 2002 (the "Agreement"), is entered into by and among Silver Key Mining Company, Inc., a Nevada corporation (the "Company"), Stanford Venture Capital Holdings, Inc., a Delaware corporation ("Stanford"), and the undersigned members of Provider Acquisition, LLC, a Florida limited liability company ("PAL") (the "Minority Members"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.


                              W I T N E S S E T H:


         WHEREAS, the Minority Members have entered into the First Amended and Restated Limited Liability Company Agreement of PAL (the "LLC Agreement"); and

         WHEREAS, the Minority Members have agreed to a lock-up of their membership units in PAL ("Units") for a five year period ending September 19, 2007; and

         WHEREAS, the Minority Members have agreed that such lock-up terms shall extend to any securities received as merger consideration in respect of such Units; and

         WHEREAS, PAL, Health Quality Systems, Inc., a Florida corporation ("HQS") and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 16, 2002, pursuant to which each Unit will be exchangeable for 0.74606 shares of Common Stock, par value of $0.001 per share, of the Company; and

         WHEREAS, an aggregate of 227,105 shares of Common Stock of the Company will be issued to the Minority Members upon the Effective Date of the Merger, in the amounts set forth on Schedule A attached hereto (such shares of capital stock and all securities for which Shares of capital stock are exchangeable or convertible, referred to collectively as the "Shares"); and

         WHEREAS, it is condition to the consummation of such Merger Agreement that this Agreement by executed and delivered by each of the Minority Members; and

         WHEREAS, pursuant to the Securities Purchase Agreement dated as of October 16, 2002 (the "Securities Purchase Agreement") entered into by and among the Company and Stanford, Stanford has agreed to acquire such securities of the Company set forth in the Securities Purchase Agreement; and

         WHEREAS, it is a condition to the Securities Purchase Agreement that the Minority Members execute this Agreement.


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         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. PROHIBITED TRANSFERS

            (a) The Minority Members shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose (a "Transfer") of all or any of their Shares prior to June 30, 2007 and provided further that following June 30, 2007 the Minority Members shall Transfer their Shares only in compliance with the volume limitations set forth in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), whether or not such Stockholder is subject to such volume limitation. The term "dispose" includes, but is not limited to, the act of selling, assigning, transferring, pledging, hypothecating, encumbering, mortgaging, giving and any other form of disposing or conveying, whether voluntary or by operation of law, except for, a private sale where the purchaser agrees to be bound by each and all the restrictions in this Agreement as if such purchaser was an original Stockholder.

            (b) The Shares are deemed "restricted securities" as defined by Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Minority Members shall represent, in writing to the Company prior to the issuance of share certificates representing the Shares, that (i) they are acquiring the Shares for investment purposes only and without the intent to make a further distribution of the Shares, (ii) they are each an accredited investor within the meaning of Rule 501(a) under the Securities Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in securities in general and of an investment in the Company in particular, (iii) they are aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement, and (iv) they have been given the opportunity to ask questions of, and receive answers from, the officers of the Company regarding the Company, its current and proposed business operations and the Company's Common Stock, and the officers of the Company have made available to such Stockholder all documents and information that such stockholder has requested relating to an investment in the Company.

            (c) Notwithstanding the foregoing, the Minority Members may transfer all or any of their Shares (i) by way of gift to any member of their family or to any trust for the benefit of any such family member of the Minority Members, provided that any such transferee shall agree in writing with the Company, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were one of Minority Members, or (ii) by will or the laws of descent and distribution, in which event each

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such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were one of the Minority Members. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

            (d) No transfer of Shares otherwise permitted by this Agreement may be made unless (i) the Shares shall have first been registered under the Securities Act; (ii) the Company shall have first been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act; or (iii) such transfer is within the limitations of and in compliance with Rule 144 under the Securities Act.

            (e) Any transfer or other disposition of Shares in violation of the restrictions on transfer contained herein shall be null and void and shall not entitle the Minority Members or any proposed transferee or other person to have any Shares transferred upon the books of the Company.

         2. RELEASE OF SHARES FROM TRANSFER RESTRICTIONS UPON REQUEST

         Stanford may be petitioned (the "Petition") in writing by any of the Minority Members hereto (the "Requesting Party") to waive some or all of the restrictions of this Agreement with respect to Shares. If Stanford releases any of the restrictions on the Requesting Party's Shares in accordance with the Petition ("Waived Restrictions"), then Stanford shall notify the Requesting Party of such consent and release.

         3. VOTING AND DIVIDEND Rights

         It is understood that the Minority Members have the right to vote all of the Shares held by them and that they shall be entitled to all dividends or distributions made by the Company arising in respect of the Shares, in cash, stock or other property, including warrants, options or other rights.

         4. SPECIFIC ENFORCEMENT

         The parties hereby acknowledge and agree that they may be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, any other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         5. LEGEND All certificates evidencing any of the Shares subject to this Agreement shall also bear a legend substantially as follows during the term of this Agreement:

                  "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Lock-Up Agreement dated as of October 22, 2002 as it may be amended from time to time, a copy of which may be obtain from the Company upon request and without charge."

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         6. NOTICES

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

         Company:                        Silver Key Mining Company, Inc.
                                         200 South Hoover Boulevard
                                         Building 205
                                         Tampa, Florida 33609
                                         Tel: (813) 282-3303
                                         Fax: (813) 282-8907
                                         Attention: President

         with a copy to:                 Adorno & Yoss, P.A.
                                         2601 South Bayshore Drive
                                         Suite 1600
                                         Miami, Florida  33133
                                         Tel: (305) 860-7363
                                         Fax: (305) 858-4777
                                         Attn: Seth P. Joseph, Esq.

         Stanford:                       Stanford Venture Capital Holdings, Inc.
                                         6075 Poplar Avenue
                                         Memphis, TN 38119
                                         Attention: James M. Davis, President
                                         Tel: (901) 680-5260
                                         Fax: (901) 680-5265

         with a copy to:                 Stanford Financial Group
                                         5050 Westheimer
                                         Houston, TX 77056
                                         Attention: Mauricio Alvarado, Esq.
                                         Telephone: (713) 964-5145
                                         Facsimile: (713) 964-5245

         Minority Members:               At the address set forth
                                         on the signature page

         7. GOVERNING LAW; JURISDICTION

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict

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of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, Miami Dade County, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         8. MISCELLANEOUS

            (a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

            (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

            (c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

            (d) Construction. This Agreement has been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

            (e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto.

            (f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

            (g) Attorneys' Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

            (h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

            (i) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.


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         IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.


SILVER KEY MINING COMPANY, INC.                      STANFORD VENTURE CAPITAL
                                                     HOLDINGS, INC.


By: J. Rockwell Smith                                By: Jim Davis
    -----------------                                    ---------
Name: J. Rockwell Smith                              Name: Jim Davis
      -----------------                                    ---------
Title: President                                     Title: President

MINORITY MEMBERS:

Ronald L. Miller, Trustee for Marcy Lewis,
Gary I. Miller, Michael L. Miller and
Ronald L. Miller & Sheila L. Miller

Ronald L. Miller
----------------
(Signature)
Address: 2601 Heron Lane North
Clearwater, Florida 33762
Phone: (727) 573-9666
Fax: (727) 572-5044

The Estate of Lillian Krause

By: Steven H. Smith
    ---------------
Name: Steven H. Smith
Title: Personal Representative
Address: 2138 Hollywood Blvd.
Hollywood, Florida 33020
Phone: (727) 573-9666
Fax: (727) 572-5044

Brian M. Milvain

Brian M. Milvain
----------------
Address: 4340 45th Street South
St. Petersburg, Florida 33711
Phone: (813) 282-3303
Fax: (813) 282-8907

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